Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2009, in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-175211) and related Prospectus of Luca Technologies Inc. dated January 5, 2012.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

January 5, 2012